UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 22, 2008

UnitedHealth Group Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota		55343
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-936-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 22, 2008, Mr. James A. Johnson informed UnitedHealth Group Incorporated's (the "Company") Board of Directors (the "Board") of his decision to retire from the Board at the end of his current term and his request that he not be nominated to stand for reelection at the Company's June 2008 Annual Meeting of Shareholders. In notifying the Board of his decision, Mr. Johnson noted the tremendous value that the Company had delivered to shareholders, customers, and the nation's healthcare system over the course of his 15 years of service on the Board. He expressed his confidence in the Company's pursuit of its mission and his hope that UnitedHealth Group would continue to play a key role in addressing the healthcare challenges facing the country. In accepting Mr. Johnson's decision, the Board thanked and commended him for his many contributions. The Board especially expressed its appreciation for his leadership efforts during his years on the Board, particularly in the areas of business strategy, public policy, and corporate governance.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnitedHealth Group Incorporated

April 28, 2008	By:	Christopher J. Walsh

Name: Christopher J. Walsh
Title: Senior Vice President and Deputy General Counsel